                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                             1934 (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                AON CORPORATION
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)2 of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

  Notes: None

                                AON CORPORATION

- --------------------------------------------------------------------------------

              Notice of Annual Meeting of Holders of Common Stock
               and Series C Preferred Stock . . . April 20, 1995

- --------------------------------------------------------------------------------

To the Stockholders of

  AON CORPORATION

  NOTICE IS HEREBY GIVEN that the annual meeting of the holders of shares of Common Stock and Series C Preferred Stock of Aon Corporation will be held on Thursday, April 20, 1995, at 10:00 A.M., at The First Chicago Center, One First National Plaza, Chicago, Illinois, for the following purposes:

  1. To elect directors pursuant to the By-Laws.

  2. To Approve the Company's Adoption of the 1995 Senior Officer Incentive Compensation Plan

  3. To Approve the Amendment of the Company's 1994 Amended and Restated Outside Director Stock Award Plan to include retirement benefits in the form of Company common stock.

  4. To Approve the Company's Adoption of a Deferred Compensation Plan.

  5. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year 1995.

  6. To transact such other business as may properly come before the meeting.

  The close of business on February 28, 1995, has been fixed as the record date for the determination of stockholders entitled to vote at the stockholders' meeting. Only those stockholders of record at the close of business on such date will be entitled to vote at the meeting.

                                          Aon Corporation

                                                                            LOGO

                                          Arthur F. Quern
                                          Corporate Secretary

March 8, 1995

                                AON CORPORATION
                             123 NORTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

- --------------------------------------------------------------------------------

                                PROXY STATEMENT
              FOR ANNUAL MEETING OF STOCKHOLDERS ON APRIL 20, 1995

- --------------------------------------------------------------------------------

  The annual meeting of the stockholders of Aon Corporation (the "Company") will be held at The First Chicago Center, One First National Plaza, Chicago, Illinois, at 10:00 A.M. on April 20, 1995. This Proxy Statement is being sent to each holder of the issued and outstanding shares of the Company's Common Stock ("Common Shares") and each holder of the issued and outstanding shares of the Company's Series C Cumulative Preferred Stock ("Preferred Shares" and, together with the Common Shares, the "Shares") entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1994, including financial statements, is being mailed to stockholders, together with this Proxy Statement, beginning on or about March 8, 1995. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is made.

  We hope that you will be present at the meeting. If you cannot attend, please complete, sign and send to us the enclosed proxy in the accompanying envelope so that your shares will be represented. The envelope is addressed to the Company and requires no postage. You may revoke your proxy at any time before it is voted at the meeting. Each proxy duly executed and received prior to the meeting will be voted according to its terms. Stockholders who receive more than one proxy card--due to the existence of multiple Common Share accounts-- should sign and return all proxies received in order to be sure that all shares so owned are voted.

  If no direction as to the manner of voting the proxy is made, the proxy will be voted in accordance with the recommendations of the Board of Directors set forth herein.

  The Company will bear the cost of the preparation and solicitation of proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy material to beneficial owners of Common Shares. In addition to solicitation by mail, proxies may be solicited by telephone, by facsimile, or personally by certain officers and regular employees of the Company and its subsidiaries without extra compensation. The Company has retained Georgeson & Co., 100 Wall Street, New York, New York to aid in the solicitation of proxies for a fee estimated at $7,500. The enclosed proxy is solicited by and on behalf of the Board of Directors.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  At the close of business on February 28, 1995, the record date fixed for determination of stockholders entitled to vote at the meeting, there were 108,305,662 Common Shares and 1,000,000 Preferred Shares outstanding, each entitled to one vote.

  As of February 28, 1995, the only persons known by the Company to be a beneficial owner of 5% or more of any class of the Company's voting securities were:

                                                                          Percent of
          Name and Address             No. of Common Shares                 Class
          ----------------            -----------------------             ----------
      Patrick G. Ryan                       13,463,008                      12.4%
       c/o Aon Corporation
       123 N. Wacker Drive
       Chicago, Illinois 60606
                                                                          Percent of
          Name and Address            No. of Preferred Shares               Class
          ----------------            -----------------------             ----------
      Jessie V. Stone                          600,000                        60%
       445 Sheridan Rd.
       Winnetka, IL 60093
      W. Clement Stone                         400,000                        40%
       W. Clement Stone
       Enterprises, Inc.
       P.O. Box 649
       Lake Forest, IL 60045

- --------
(1) Includes 9,939,750 Common Shares owned by Ryan Enterprises Corporation of Illinois or its wholly-owned subsidiaries ("REC") or by Ryan Holding Corporation of Illinois or its wholly-owned subsidiaries ("RHC") and 1,078 shares owned by the Company's Employee Stock Ownership Plan and allocated to Mr. Ryan. Mr. Ryan, his wife and his children own all of the outstanding common stock of REC and RHC, and Mr. and Mrs. Ryan and two of their sons are the sole Directors of REC and RHC. Accordingly, the Common Shares held by REC and RHC are included in the shares beneficially owned by Mr. Ryan. Also includes 576,600 Common Shares held of record and beneficially owned by Mr. Ryan's spouse. Mr. Ryan disclaims any beneficial interest in these shares. Under the terms of the Employee Stock Ownership Plan, Mr. Ryan is entitled to direct the manner in which the Plan's Trustees will vote the shares allocated to Mr. Ryan.

                             ELECTION OF DIRECTORS

  Unless a proxy directs to the contrary, it is intended that the proxies will be voted for the election as Directors of the fifteen nominees named on the following pages to hold office until the next succeeding annual stockholders' meeting or until their respective successors are duly elected and qualify. All the nominees are currently Directors of the Company except Mr. Jannotta, who has been nominated for the first time. While management has no reason to believe that any of the nominees will not be available to serve as a Director, if for any reason any of them should become unavailable, the proxies will be voted for such substitute nominees as may be designated by the Board of Directors. The directors shall be elected by the vote of the majority of votes present in person or represented by proxy at the meeting. Accordingly, since votes withheld will count as present at the meeting (and will therefore also count towards the establishment of a quorum), a vote withheld for a nominee will adversely effect that nominee's ability to secure the necessary majority of the votes present at the meeting.

  Set forth on the following pages is biographical information concerning each management nominee for election as a Director, the nominee's principal occupation, the period during which the nominee has served as a Director of the Company including service as a Director or employee of Combined

Insurance Company of America, ("Combined Insurance") or Ryan Insurance Group, Inc. ("Ryan Group"), which are subsidiaries of the Company. Ages shown for all directors are as of December 31, 1994. There are no nominees for the Board other than the management nominees.

- --------------------------------------------------------------------------------

PATRICK G. RYAN                                              Director since 1965

Patrick G. Ryan has been Chairman of the Board of the Company since 1990 and President and Chief Executive Officer of the Company since the merger of the Company and Ryan in 1982. Prior to the merger, Mr. Ryan served as Chairman of the Board and Chief Executive Officer of Ryan Group. Mr. Ryan is a Director of First Chicago Corporation and its wholly owned subsidiary, The First National Bank of Chicago. He is a Trustee of Rush-Presbyterian-St. Luke's Medical Center and Northwestern University.

Age: 57

- --------------------------------------------------------------------------------

DANIEL T. CARROLL                                            Director since 1980

Mr. Carroll is Chairman and President of The Carroll Group, Inc. From early 1980 until early 1982 he was President and Chief Executive Officer and a Director of Hoover Universal, Inc. From 1975 until early 1980 he was President of Gould Inc. He is a Director of A. M. Castle Co., American Woodmark Corporation, Comshare, Inc., DeSoto, Inc., Diebold, Inc., Michigan National Bank, Michigan National Corporation, Oshkosh Truck Corporation, UDC Homes, Inc., Wolverine World Wide, Inc. and Woodhead Industries, Inc. He serves as a member of the Organization and Compensation and Nominating Committees.

Age: 68

- --------------------------------------------------------------------------------

FRANKLIN A. COLE                                             Director since 1984

Mr. Cole, since 1984, has been Chairman of Croesus Corporation, a personal investment company. From 1971 to 1984 he was Chairman and Chief Executive Officer of Walter E. Heller International Corporation (renamed Amerifin Corporation in January 1984), a worldwide diversified financial services company. Mr. Cole is also a Director of American National Corporation and its subsidiary, American National Bank and Trust Company of Chicago, CNA Income Shares, Inc., Duff & Phelps Utilities Income Inc., GATX Corporation, Local Initiatives Support Corporation and Peoples Energy Corporation. He is Vice Chairman of the Board of Trustees of Northwestern University, past President and a Director of the Chicago Central Area Committee and Chairman of The Chicago Human Relations Foundation. He is a member of the Investment and Audit Committees and serves as a Director of the Aon Foundation.

Age: 68

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

EDGAR D. JANNOTTA

Mr. Jannotta joined William Blair & Company in May 1959 as an Associate, became a Partner in January 1965, Assistant Managing Partner in June 1973, Managing Partner in September 1977, and Senior Partner in January 1995. He is a director of AAR Corp., Bandag, Incorporated, Commonwealth Edison Company, Encyclopedia Britannica, Inc., Molex Incorporated, New York Stock Exchange, Inc., Oil-Dri Corporation of America, Safety-Kleen Corp., and Sloan Valve Company.

Age: 63

- --------------------------------------------------------------------------------

PERRY J. LEWIS                                               Director since 1972

Mr. Lewis is a Managing Director of Morgan Lewis Githens & Ahn, Inc., a New York investment banking firm. Until October 1, 1979, Mr. Lewis was Senior Vice President and a Director of Smith Barney, Harris Upham & Co., Inc. He is a Director of Haynes International, Inc., Broadcasting Partners, Inc., Quaker Fabric Corporation, Tyler Corporation and Stuart Entertainment, Inc. He serves as a member of the Investment and Executive Committees.

Age: 57

- --------------------------------------------------------------------------------

JOAN D. MANLEY                                               Director since 1984

From 1960 to 1984, Mrs. Manley was with Time Incorporated, serving as a Group Vice-President from 1975 onwards and as a Director from 1978 to 1984. She is also a Director of BFP Holdings, Inc., Sara Lee Corporation, Scholastic, Inc., and Viking Office Products, Inc. She sits on the boards of the Keystone Center and The Summit Foundation. She serves as Chairman of the Nominating Committee and is a member of the Audit Committee.

Age: 62

- --------------------------------------------------------------------------------

ANDREW J. MCKENNA                                            Director since 1970

Mr. McKenna served as a Director of Ryan Group from 1970 until 1982 when he was elected to the Board of Directors of the Company. He is Chairman, President and Chief Executive Officer of Schwarz Paper Company, a distributor and printer of packaging materials, and a Director of Dean Foods Company, First Chicago Corporation and its wholly owned subsidiary, The First National Bank of Chicago, McDonald's Corporation, Skyline Corporation, The Tribune Company and the Board of Governors of the Chicago Stock Exchange. He is Chairman of the Board of Trustees of the University of Notre Dame and Vice Chairman of the Board of Trustees of the Museum of Science and Industry. Mr. McKenna is also a Director of Children's Memorial Hospital and the Association of Governing Boards of Universities and Colleges. He serves as a member of the Investment and Organization and Compensation Committees.

Age: 65

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

NEWTON N. MINOW                                              Director since 1990

Mr. Minow is Counsel to the Chicago law firm of Sidley & Austin where he served as Partner from 1965 to 1991. He served as Chairman of the Federal Communications Commission from 1961 to 1963. He is a director of True North Communications, Inc., Manpower, Inc., Sara Lee Corporation and The Tribune Company. Mr. Minow is also Chairman of the Carnegie Corporation of New York, a Trustee and former Chairman of the Board of Trustees of The RAND Corporation, and former Chairman of the Board of Governors of the Public Broadcasting Service. He is a Life Trustee of Northwestern University, a Trustee of the University of Notre Dame and Director of the Annenberg Washington Program of Northwestern University. He serves as a member of the Audit and Investment Committees.

Age: 68

- --------------------------------------------------------------------------------

PEER PEDERSEN                                                Director since 1974

Mr. Pedersen is an attorney at law and Chairman of the Board of the Chicago law firm of Pedersen & Houpt, P.C. He is a Director of Arrington Travel Center; Boston Chicken, Inc.; Chemical Waste Management, Inc.; Chr. Hansen's Laboratory, Inc.; Discovery Zone, Inc.; H20 Plus, Inc.; HPBM, Inc.; Orange & Blue Distributing Company, Inc.; Peterson Products Corporation; Spraying Systems Co.; Tempel Steel Company; Tennis Corporation of America; WMX Technologies, Inc.; Western Cities Broadcasting, Inc.; and the Western Golf Association. He also serves on the Board of Children's Memorial Hospital; St. Joseph Carondelet Child Care, Rehabilitation Institute of Chicago and the Boys and Girls Clubs of Chicago and is President of the Robert R. McCormick Boys and Girls Club of Chicago. He serves as Chairman of the Audit Committee and is a member of the Organization & Compensation Committee.

Age: 69

- --------------------------------------------------------------------------------

DONALD S. PERKINS                                            Director since 1983

Mr. Perkins retired from Jewel Companies Inc. in 1983. He had been with Jewel since 1953, serving as President from 1965 to 1970, as Chairman of the Board of Directors from 1970 to 1980, and as Chairman of the Executive Committee until his retirement. He is a Director of American Telephone and Telegraph Company, Cummins Engine Company, Inc., Illinova, Inland Steel Industries, Inc., K-mart Corporation (of which he is Chairman of the Board), LaSalle Street Fund, Inc., The Putnam Funds, Springs Industries, Inc., and Time Warner, Inc. He is Vice Chairman of the Board of Trustees of Northwestern University and Chairman of the Health Research and Education Trust. He serves as Chairman of the Organization and Compensation Committee and is a member of the Investment Committee.

Age: 67

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

JOHN W. ROGERS, JR.                                          Director since 1993

Mr. Rogers is President and founder of Ariel Capital Management, Inc., an institutional money management firm. Mr. Rogers is a director of American National Bank and Trust Company of Chicago, Burrell Communications, Inc., and Morrison Knudsen Corporation. In addition to serving as President of the Board of the Chicago Park District, Mr. Rogers serves as a director of the Chicago Urban League, The National Association of Securities Dealers, The Chicago Symphony Orchestra and is a Trustee of Rush Presbyterian-St. Lukes Medical Center. He is a member of the Audit and Investment Committees.

Age: 36

- --------------------------------------------------------------------------------

GEORGE A. SCHAEFER                                           Director since 1991

Mr. Schaefer served as Chairman and Chief Executive Officer of Caterpillar Inc. from 1985 until his retirement in July, 1990. Mr. Schaefer is a director of Caterpillar Inc., Helmerich & Payne, Inc., McDonnell Douglas Corporation and Morton International, Inc. He is a member of The Business Council. He serves as a member of the Audit and Organization and Compensation Committees.

Age: 66

- --------------------------------------------------------------------------------

RAYMOND I. SKILLING                                          Director since 1977

Mr. Skilling is an attorney at law and a Solicitor of the English Supreme Court. He serves as Executive Vice President and Chief Counsel of the Company. He has been employed by the Company since 1976, prior to which he was a partner in the international law firm now called Clifford Chance, headquartered in London, England. Mr. Skilling has been a legal advisor to the Company since 1967. He is a member of the Executive Committee.

Age: 55

- --------------------------------------------------------------------------------

FRED L. TURNER                                               Director since 1991

Mr. Turner is Senior Chairman, Chairman of the Executive Committee and a Director of McDonald's Corporation. Mr. Turner joined McDonald's Corporation in 1956 and assumed his current position in 1990, after serving that Company as Chairman of the Board and Chief Executive Officer. Mr. Turner is also a director of Baxter International, Inc., W.W. Grainger, Inc. and Ronald McDonald Children's Charities. He serves as a member of the Audit Committee and is Chairman of the Investment Committee.

Age: 61

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

ARNOLD R. WEBER                                              Director since 1991

Dr. Weber served as President of Northwestern University from 1985 until 1994. On January 1, 1995 he became Chancellor of Northwestern. From 1980 to 1985, Dr. Weber was President of the University of Colorado. Dr. Weber has also held various senior government positions including Executive Director of the Cost of Living Council and Associate Director of the Office of Management and Budget. He is a director of Burlington Northern Inc., Household Receivables Funding Corporation, Inland Steel Industries, Inc., PepsiCo, Inc., John Deere and The Tribune Company. He serves as a member of the Investment and the Organization and Compensation Committees.

Age: 65

- --------------------------------------------------------------------------------

         OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the number of Common Shares beneficially owned February 28, 1995 by each Director including the Company's Chief Executive Officer, Patrick G. Ryan and Raymond I. Skilling, by each of the other three most highly compensated executive officers, and by all Directors and Executive Officers as a group. As used in this Proxy Statement, "beneficially owned" means the sole or shared power to vote or direct the voting of a security and/or sole or shared investment power with respect to a security (i.e. the power to dispose or direct the disposition of a security). The table therefore does not include the "phantom stock" shares held by outside directors under the Outside Director Deferred Compensation and Stock Award Plans. See "Compensation of Directors" for a description of these plans and the Outside Directors' interest therein.

                                                   No. of Shares     Percent of
                                               Beneficially Owned(1)  Class(2)
                                               --------------------- ----------
Directors
- ---------
Patrick G. Ryan...............................      13,463,008(4)       12.4
Daniel T. Carroll.............................           1,650            *
Franklin A. Cole..............................           1,800            *
Perry J. Lewis................................           3,000            *
Joan D. Manley................................           4,050            *
Andrew J. McKenna.............................           6,900            *
Newton N. Minow...............................          50,000            *
Peer Pedersen.................................          14,478            *
Donald S. Perkins(5)..........................           4,650            *
John W. Rogers, Jr............................           1,875            *
George A. Schaefer............................           3,000            *
Raymond I. Skilling(6)........................         268,918(4)         *
John E. Swearingen............................          18,750            *
Fred L. Turner................................           2,137            *
Arnold R. Weber...............................             450            *
Executive Officers
- ------------------
Michael A. Conway(6)..........................           8,074(4)         *
Daniel T. Cox(6)..............................          44,587(4)         *
Harvey N. Medvin(6)...........................         321,808(4)         *
                                                    ----------
All Directors and Executive Officers as a
 group (18 persons)...........................      14,219,135          13.1

- --------
(1) The Directors and Executive Officers, and all Directors and Executive Officers of the Company as a group, have sole voting power and sole investment power over the Common Shares listed, except as indicated in note
    (3) and in the table below:

                                                    Number of
                                                     Common   Voting Investment
                                                     Shares   Power    Power
                                                    --------- ------ ----------
   Patrick G. Ryan................................. 9,939,750 Shared   Shared
   Franklin A. Cole................................     1,800 Shared   Shared
   All Directors and Executive Officers as a group
    (other than as indicated in note (3)).......... 9,941,550

(2) An asterisk indicates that the percentage of shares beneficially owned by the named individual does not exceed one percent (1%) of the Company's shares.

(3) Includes the following Common Shares beneficially owned by immediate family of the nominees: 576,600 by Mrs. Ryan; 20,000 by Mrs. Minow; and 166,590 by Mrs. Skilling. (Mrs. Skilling and Mrs. Ryan are sisters.) As to the Common Shares so held, the nominees disclaim beneficial ownership.

(4) Includes beneficial interest in the allocated portion of the Aon Corporation Employee Stock Ownership Plan ("ESOP"), but excludes beneficial interest in the Aon Corporation Savings Plan (the "Savings Plan") and the unallocated portion of the ESOP. Unallocated shares owned by the ESOP and shares owned by the Savings Plan, which are owned for the benefit of all participating employees, totalled 6,624,167 Common Shares as of January 31, 1995. The Common Shares owned by the plans (other than the allocated portion of the ESOP, which has pass-through voting rights) are voted by the respective plans' trustees. The ESOP requires that such trustees vote all unallocated shares in the same proportions as such trustees were directed by the plan participants to vote the allocated shares, and the Savings Plan requires that such trustees vote all unallocated shares held by the Plan as directed by the Plan participants.

(5) Excludes 284,000 Common Shares held in trust for which Mr. Perkins is a trustee and has shared voting and investment power. As to the Common Shares so held, Mr. Perkins disclaims beneficial ownership.

(6) Does not include shares awarded under the Aon Stock Award Plan which are not yet vested. See "Summary Compensation Table."

                     COMPENSATION OF THE BOARD OF DIRECTORS

  Each Director who is not a salaried employee of the Company or any of its subsidiaries receives a $20,000 yearly retainer for services to the Board of Directors. In addition, the Chairman of the Organization and Compensation, Audit and Investment Committees, respectively, receives an additional $2,500 annually for services in such capacities. In addition to the above retainers, Directors who are not salaried employees of the Company or any of its subsidiaries receive $750 for each Board and Board Committee meeting attended. Under the Aon Outside Director Stock Award Plan, non-employee directors are granted 450 Common Shares each year following their election at the Annual Meeting of Stockholders (any director elected to the Board other than at the Annual Stockholders' Meetings receives a pro rata number of Common Shares). Directors may elect to defer receipt of the Common Shares and instead maintain a phantom stock account. "Dividends" earned on the share equivalent balance in the phantom stock account are treated as though reinvested, and directors may choose a time and schedule for pay-out of the phantom stock account in Common Shares plus the cash equivalent of any fractional shares. Officers of the Company (or its subsidiaries) receive no additional compensation for membership on the Board of Directors or any of its Committees.

  Directors may elect to defer cash compensation earned pursuant to the Outside Director Deferred Compensation Plan (the "Plan"). Under the Plan, Directors elect that portion of the annual retainer and fees (collectively referred to as "Fees") which will be credited to either a cash account, the earnings of which are based on one-year Treasury bills, or a stock account whose value is based upon the performance of the Common Shares on a dividend reinvested basis. The cash account is a bookkeeping device only and no funds are actually invested or set aside for the directors' benefit. The Directors' stock accounts are credited with the number of phantom shares that could have been purchased at the average of the high and low price of the Common Share on the date the Fees are earned. The phantom stock account does not consist of actual shares, but is maintained for bookkeeping purposes only. As dividends are declared on the Common Shares, each Director's phantom stock account, for bookkeeping purposes, is credited with the dividends which would have been earned if Common Shares had been purchased and the funds so credited are treated as if reinvested in Common Shares. Each participating Director specifies a payout schedule, including a commencement date, pursuant to which the Company will distribute to the Director the amount in the Director's cash account and the cash equivalent of the amount in the Director's phantom stock account.

  The following table shows, as of February 28, 1995, the total number of Common Shares credited to the directors' respective phantom stock accounts under the Outside Director Deferred Compensation Plan and under the Aon Corporation Outside Director Stock Award Plan, in each case as described above:

                                                                       Number of
                                                                        Phantom
      Director                                                          Shares
      --------                                                         ---------
      Daniel T. Carroll...............................................  13,904
      Franklin A. Cole................................................  18,203
      Perry J. Lewis..................................................   2,521
      Joan D. Manley..................................................   7,956
      Andrew J. McKenna...............................................  12,238
      Peer Pedersen...................................................  14,798
      Donald S. Perkins...............................................   7,046
      John E. Swearingen..............................................       0
      Newton N. Minow.................................................   2,521
      Arnold R. Weber.................................................   2,784
      George A. Schaefer..............................................       0
      Fred L. Turner..................................................   3,686
      John W. Rogers, Jr..............................................   1,724
                                                                        ------
        Total.........................................................  87,381
                                                                        ======

  In 1994 the Company established an Outside Director Bequest Plan (the "Bequest Plan"). The purpose of the Bequest Plan is to acknowledge the service of directors, to recognize the mutual interest of the Company and its directors in supporting worthy charitable institutions and to assist the Company in attracting and retaining outside directors of the highest caliber. The Company is funding the program primarily through life insurance policies on its outside directors. The charitable donations by the Company will be directed to charitable institutions designated by the outside directors. The plan is designed so that upon the deaths of specified directors, it will then donate $100,000 per director per year for ten years in the name of the director to a designated tax qualified institution(s). Individual directors derive no financial benefit from the Plan since any and all insurance proceeds and tax deductible charitable donations accrue solely to the Company. A director is not eligible to participate in the plan until he or she has completed one full year of service on the Board and the Board retains at all times the right to terminate the Bequest Plan and to decline to make any requested bequest if in the Board's judgment doing so is in the best interests of the Company and its stockholders.

                      COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company has appointed standing committees, including Executive, Audit, Organization and Compensation, Investment and Nominating Committees. Membership on the committees during 1994 was as follows:

                                                              Organization and
     Executive              Audit            Investment         Compensation          Nominating
     ---------              -----            ----------       ----------------        ----------
Patrick G. Ryan(1)   Peer Pedersen(1)    Fred L. Turner(1)   Donald S. Perkins(1) Joan D. Manley(1)
Perry J. Lewis       Franklin A. Cole    Franklin A. Cole    Daniel T. Carroll    Daniel T. Carroll
Raymond I. Skilling  Joan D. Manley      Perry J. Lewis      Andrew J. McKenna    John E. Swearingen
                     Newton N. Minow     Andrew J. McKenna   Peer Pedersen
                     John W. Rogers, Jr. Newton N. Minow     George A. Schaefer
                     George A. Schaefer  Donald S. Perkins   Arnold R. Weber
                     Fred L. Turner      John W. Rogers, Jr.
                                         John E. Swearingen
                                         Arnold R. Weber

- --------
(1) Chairman.

  When the Board of Directors is not in session, the Executive Committee is empowered to exercise such powers and authority in the management of the business and affairs of the Company as would be exercised by the Board of Directors, subject to certain exceptions. The Executive Committee did not meet during 1994 but did act by Unanimous Written Consent on two occasions.

  The Audit Committee provides assistance to the Board of Directors in discharging its responsibilities in connection with the financial and accounting practices of the Company and the internal controls related thereto, and represents the Board of Directors in connection with the services rendered by the Company's independent auditors. The Audit Committee met two times during 1994.

  The Investment Committee is responsible for the formation of broad investment policy applicable to the operating subsidiaries of the Company. This policy is implemented by all subsidiaries based on the specific financial requirements of the individual units. The Investment Committee met five times during 1994.

  The Nominating Committee recommends nominees to the Board to fill vacancies or as additions to the Board of Directors. Although the Committee does not specifically solicit suggestions from stockholders as to possible candidates, the Committee will consider stockholders' recommendations. Suggestions, together with a description of the proposed nominee's qualifications, stockholdings in the Company, other relevant biographical information, and an indication of the willingness of the proposed nominee to serve, should be sent to the Corporate Secretary of the Company. Suggestions may be submitted at any time of year but should be received by November 15 of each year in order to be considered in connection with the regular annual meeting of the Company's stockholders in the spring of the following year. The Nominating Committee did not meet in 1994, but did meet in January 1995, at which time it recommended to the Board that the Board nominate Mr. Jannotta to fill the vacancy that would result from Mr. Swearingen's retirement, which will become effective as of April 20, 1995. The Board accepted the recommendation of the Organization and Compensation Committees and is hereby recommending that the stockholders vote for the election of Mr. Jannotta.

  The Organization and Compensation Committee annually reviews and makes recommendations to the Board of Directors regarding the compensation of the Chairman, President and Chief Executive Officer of the Company. The Organization and Compensation Committee also reviews, advises and consults with the Chairman, President and Chief Executive Officer on the compensation of other officers and key employees and as to the Company's policy on compensation. The Organization and Compensation Committee also administers the Company's Stock Option Plan, Stock Award Plan and Deferred Compensation Plan, including granting stock options and stock awards and interpreting the plans, and has general oversight responsibility with respect to the Company's other employee benefit programs. In addition, the Organization and Compensation Committee also renders advice and counsel to the Chairman, President and Chief Executive Officer on the selection of senior officers of the Company and key executives of the Company's major subsidiaries. The Organization and Compensation Committee met five times during 1994.

  During 1994, all incumbent Directors attended at least 75% of the meetings of the Board and all committees of the Board on which the respective Directors served. The Board of Directors met seven times during 1994.

                             EXECUTIVE COMPENSATION

  The following table discloses compensation received by the Company's Chief Executive Officer and the four most highly paid executive officers (the "Named Executives") for the three fiscal years ended December 31, 1994:

                           SUMMARY COMPENSATION TABLE

                                                  Other
                                                 Annual  Restrictive Long-term          All Other
                                                 Compen-    Stock    Incentive           Compen-
   Name and Principal                            sation   Award(s)    Payouts  Options/ sation(3)
        Position         Year  Salary $  Bonus $ ($)(1)    ($)(2)       ($)    SARs (#)    ($)
   ------------------    ---- ---------- ------- ------- ----------- --------- -------- ---------
Patrick G. Ryan......... 1994 832,233(4) 495,000 56,991                         90,000   23,250
 Chairman, President,
 Chief                   1993 822,013    310,000 64,732                            --    29,764
 Executive Officer &     1992 796,350    214,500 67,642                            --    36,244
 Director
Michael A. Conway....... 1994 297,267    168,000                                15,000   14,315
 Senior Vice President   1993 278,288     79,500                                   --    14,108
 & Senior Investment     1992 272,785     75,000                                   --    17,160
  Officer
Daniel T. Cox........... 1994 401,447    205,400                                15,000   16,543
 Executive Vice          1993 392,811    185,379                                   --    18,588
 President               1992 384,786    155,750                                   --    22,761
Harvey N. Medvin........ 1994 432,201    255,000                                30,000   17,741
 Executive Vice
  President,             1993 426,328    160,000                                   --    18,661
 Chief Financial Officer 1992 408,691    105,000                                   --    21,852
 & Treasurer
Raymond I. Skilling..... 1994 430,904    255,000                                15,000   17,741
 Executive Vice
  President,             1993 423,772    160,000                                   --    18,661
 Chief Counsel &
  Director               1992 410,388    109,500                                   --    22,102

- --------
(1) Represents non-cash benefits related to the personal use of company-owned automobiles and aircraft, and miscellaneous personal services provided for business purposes considered to be reasonable and necessary business expenses of the Company which, in the case of Mr. Ryan for 1994, was in the total amount of $56,991, consisting of $18,008 for use of Company aircraft and $38,982 for the use of a Company car and driver.
(2) As of December 31, 1994, the Named Executives held the following number of unvested shares of restricted stock, the vesting schedule for which and the market value of which on the dates of grant and as of year-end 1994, respectively, are set forth below:

                                           Date of                       Last
                                No. Shares  Grant   December 31, 1994  Vesting
                                 Unvested  Value($)       Value          Date
                                ---------- -------- ----------------- ----------
   Michael Conway..............   15,750   356,636        504,000     11/16/2000
   Daniel Cox..................   42,750   974,750      1,368,000     04/19/2001
   Harvey Medvin...............   36,000   664,749      1,152,000     04/19/2001
   Raymond Skilling............   18,750   346,093        600,000     10/12/1998

  No dividends are paid on shares of unvested restricted stock.

(3) The amounts disclosed in this column include:

  (a) Company contributions of $4,613.62 in fiscal 1994 under the Aon Savings Plan, a defined contribution plan, on behalf of each of the Named Executives except Mr. Ryan who has waived participation in the Plan.

  (b) Company contributions of $2,372.47 in fiscal year 1994 under the ESOP, on behalf of each of the Named Executives.

  (c) Company contributions of the following amounts in fiscal 1994 under the Aon Supplemental ESOP on behalf of Mr. Ryan, $20,878; Mr. Conway, $7,329; Mr. Cox, $9,557; Mr. Medvin, $10,755; and Mr. Skilling, $10,755.

(4) Mr. Ryan deferred $375,308 of this amount.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

  The following table provides information on stock option exercises in fiscal 1994 by Daniel T. Cox, the only Named Executive to have exercised a stock option during fiscal year 1994.

                                                               Number of
                                                              Options at
                                                            Fiscal Year-End
                              Shares Acquired Value(1) -------------------------
  Name                          on Exercise   Realized Exercisable Unexercisable
  ----                        --------------- -------- ----------- -------------
Daniel T. Cox................     10,500      $171,032       0        15,000

- --------
(1) Based upon the average high and low price of Aon Corporation Common Shares as of the date exercised.

                       OPTION GRANTS IN 1994 FISCAL YEAR

  During 1994, each Named Executive was granted options to purchase the Company's common stock. Subject to the terms of the Aon Stock Option Plan as approved by Shareholders, additional information regarding these options is set forth in the table below:

                                                                        Grant Date
                          Individual Grants                                Value
- ---------------------------------------------------------------------- -------------
                         Number of    Percent of
                         securities total options  Exercise
                         underlying   granted to   or base              Grant Date
                           option     employees     price   Expiration    Present
      Name                granted   in fiscal year  ($/Sh)     date      Value(1)
      ----               ---------- -------------- -------- ---------- -------------
Patrick G. Ryan......... 90,000.00      8.0676     $33.9583  03/17/01  $1,312,741.06
Michael A. Conway....... 15,000.00      1.3429      33.9583  03/17/01     218,790.18
Daniel T. Cox........... 15,000.00      1.3429      33.9583  03/17/01     218,790.18
Harvey N. Medvin........ 30,000.00      2.6868      33.9583  03/17/01     437,580.35
Raymond I. Skilling..... 15,000.00      1.3429      33.9583  03/17/01     218,790.18

- --------
(1) Based upon the Black-Scholes Option Pricing Model assuming a risk free interest rate of 7.5%, a dividend yield of 4% and that 406 days on average elapse between vesting and exercise.

                               PENSION PLAN TABLE

  The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (65 years) under the Company's qualified defined benefit pension plan, (the "Aon Pension Plan"), as well as under the non-qualified supplemental pension plan, (the "Excess Benefit Plan"). The Excess Benefit Plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company and its subsidiaries:

                                         Years of Service
                  --------------------------------------------------------------
Remuneration ($)     10       15       20       25       30       35       40
- ----------------  -------- -------- -------- -------- -------- -------- --------
$  200,000......  $ 29,000 $ 39,000 $ 49,000 $ 59,000 $ 69,000 $ 79,000 $ 89,000
   400,000......    58,000   78,000   98,000  118,000  138,000  158,000  178,000
   600,000......    87,000  117,000  147,000  177,000  207,000  237,000  267,000
   800,000......   116,000  156,000  196,000  236,000  276,000  316,000  356,000
 1,000,000......   145,000  195,000  245,000  295,000  345,000  395,000  445,000
 1,200,000......   174,000  234,000  294,000  354,000  414,000  474,000  534,000
 1,400,000......   203,000  273,000  343,000  413,000  483,000  553,000  623,000
 1,600,000......   232,000  312,000  392,000  472,000  552,000  632,000  712,000

  A participant's remuneration covered by the Aon Pension Plan and the Excess Benefit Plan is the average of his or her base salary for each fiscal year prior to 1994, and the aggregate of base salary and certain eligible bonus payments for the 1994 fiscal year and each fiscal year thereafter, for the five consecutive calendar plan years during the last ten years of the participant's career for which such average is the highest or, in the case of a participant who has been employed for less than five full calendar years, the period of his or her employment with the Company and its subsidiaries. Covered compensation and the estimated years of service for each of the Named Executives as of December 31, 1994 is: Mr. Ryan $1,320,000 and 16 years; Mr. Conway $463,385 and 20 years; Mr. Cox $604,246 and 8 years; Mr. Medvin $680,000 and 16 years; and Mr. Skilling $680,000 and 18 years. The annual pension amounts included in the table above are based upon the following assumptions: (1) amounts are before the integration of Social Security benefits which, based upon maximum coverage in effect on December 31, 1994, would reduce the annual amounts shown by: 10 years-$1,230; 15 years-$1,845; 20 years-$2,460; 25 years-$3,075; 30 years-
$3,690 and 40 years-$3,690, (2) retiring participants have attained age 65 and are fully vested, and (3) retiring participants have chosen to have benefits payable as straight life annuities.

                 ORGANIZATION AND COMPENSATION COMMITTEE REPORT

  The Company's executive compensation programs are administered by the Organization and Compensation Committee of the Board (the "Compensation Committee"). The Compensation Committee is comprised of six independent non-employee directors.

  The Compensation Committee determines the compensation for the Company's Chief Executive Officer, Patrick G. Ryan, and for the Company's other four executive officers, who in 1994 were the Company's most highly paid executive officers (collectively the "Named Executives"), and advises and consults with the Chief Executive Officer regarding the compensation of other officers and key employees. In 1994, the Named Executives consisted of, in addition to Mr. Ryan, Michael A. Conway, Daniel T. Cox, Harvey N. Medvin and Raymond I. Skilling. The compensation of the Named Executives other than Mr. Ryan is determined by the Compensation Committee in consultation with Mr. Ryan.

  The Compensation Committee regards the evaluation of the Chief Executive Officer, Mr. Ryan, as a critical Board of Directors responsibility. Therefore, Mr. Ryan's compensation is determined following an annual review of the Company's performance conducted collectively, without Mr. Ryan, by all non-employee directors of the Company, which includes each member of the Compensation Committee. During this review, the outside directors discuss in detail the extent to which during the most recent fiscal year the Company has achieved certain goals agreed to by Mr. Ryan and the outside directors at the beginning of such fiscal year.

  The Compensation Committee and the Company believe that compensation of its executive officers and senior management should be directly and materially linked with the interests of stockholders. Specifically the compensation program is designed to:
  . Reward executives for long-term strategic management and the enhancement of stockholder value by providing them with an opportunity to acquire an appropriate ownership interest in the Company.

  . Support a performance-oriented environment that rewards performance with respect to Company goals but also Company performance as compared to that of the performance of comparable companies in the same industry.
  . Attract and retain key executives critical to the long-term success of the Company.

  In order to ensure that the compensation program is competitive, the Compensation Committee retained a nationally recognized compensation consultant (the "Compensation Consultant") unaffiliated with the Company. The Compensation Consultant developed a compensation peer group (the "Peer Group") which consists of the companies comprising the peer group used to prepare the Performance Graph following this Report. The criteria for selecting companies for the Peer Group were (i) to choose companies whose insurance underwriting or insurance brokerage business, or mix thereof, most closely resembled that of the Company's, including, where possible, the Company's principal competitors and (ii) to restrict the group to a manageable size, thereby facilitating an in depth analysis of the Peer Group companies' compensation policies and a comparison thereof to the Company's.

  For fiscal year 1994, the compensation program consisted of base salary, short-term incentive pay (annual bonus arrangements) and long-term incentive compensation.

BASE SALARY

  The Compensation Consultant found that base salaries for the Named Executives were competitive with those of comparable Peer Group executives, and, in the aggregate, slightly below the median for the Peer Group. The Consultant also found that the Company was not competitive with the Peer Group in its use of performance based incentive compensation. In light of these findings, the Committee determined that there should be a greater focus on both Annual Bonus Arrangements and Long-Term Incentive Compensation.

  Therefore, the Committee decided to keep base salaries essentially at 1993 levels except where performance or the Named Executive's compensation relative to that of comparably situated executives in the industry clearly dictated otherwise. For 1994, the aggregate increase in base salaries over those being paid following their adjustment in April 1993 was 1.06% for the Named Executives. Retaining base salaries for the Named Executives essentially at 1993 levels provided an opportunity to shift a greater portion of total compensation for the Named Executives to Annual Bonus Arrangements and long-term incentive compensation in the form of Stock Options.

ANNUAL BONUS ARRANGEMENTS

  Each Named Executive was eligible for an annual bonus of up to 60% of Base Salary. Such annual bonuses for the Named Executives are reported in the Summary Compensation Table and were based on both objective and, to a lesser degree, subjective performance criteria tailored to each individual. Objective criteria included but were not limited to achievement of profit objectives, actual versus target annual operating budget performance and actual versus target revenue growth, either as to the Company as a whole or, for those executives responsible for a specific operating unit, as to that executive's particular operating unit. Target annual revenue growth and target annual operating budgets utilized for purposes of determining annual bonuses were based on business plans established prior to the beginning of the year. Subjective performance criteria encompassed evaluation of each officer's initiative and contribution to overall corporate performance and any special projects that the officer may have undertaken. For purposes of determining the 1993 bonus compensation, payable in 1994, goals with respect to certain of these and other matters, for both the Company as a whole and for certain of the Named Executives, were agreed to in advance between the Compensation Committee and the Chief Executive Officer. Although in individual cases, the relative importance of attaining certain goals in determining each Named Executive's bonus was weighted, there was no single weighting which applied to all Named Executives. With respect to the Chief Executive Officer in 1994, the Compensation Committee placed the greatest weight on certain agreed upon goals relating to the financial performance of the Company for the 1993 fiscal year. The Compensation Committee also relied to a lesser extent on the Chief Executive Officer's achievement of certain non-quantifiable short term goals that the Board of Directors, the Compensation Committee and the Chief Executive Officer believed would contribute to the Company's long term performance. No specific formula was used to determine the Chief Executive Officer's bonus or the bonus of any of the other four Named Executives.

  Early in 1994 the Compensation Committee reviewed the 1993 performance of each Named Executive in light of both the objective and subjective criteria discussed above. In conducting these reviews, the Compensation Committee discussed with the Chief Executive Officer the performance of each of the other four Named Executives. According to the Compensation Consultant, the bonus paid in 1994 to Mr. Ryan, and the bonuses paid to all of the Named Executives in the aggregate, fell at the low end of the range of bonus compensation paid by the Peer Group companies to their comparably situated executives.

LONG-TERM INCENTIVE COMPENSATION

  The long-term incentive component of officer compensation is tied to the opportunity to acquire Common Shares under the Aon Stock Award Plan and the Aon Stock Option Plan. Both plans are designed to align a significant portion of the executive compensation program with stockholder interest and to assist in retention of executives.

 Aon Stock Award Plan

  Awards under the Aon Stock Award Plan are made based on the Compensation Committee's and the Chief Executive Officer's assessment of an executive's past performance, their subjective appraisal of the executive's skills and other strengths, and the long term contribution the executive can make to the Company's performance. Awards are also subject to a vesting schedule designed to give recipients an incentive to continue their service with the Company. When an award vests, the Common Shares vested are delivered to the recipient at no consideration and free of all restrictions other than those imposed by applicable securities laws. Taxes are withheld on the value of the Common Shares delivered in accordance with the Company's customary payroll practices. In making awards, the Compensation Committee takes into consideration awards previously made to a potential recipient, the vesting schedule of such awards, and the number of awards outstanding in the aggregate to all recipients.

  During fiscal year 1994, no grants were made to the Named Executives under this Plan. However, during 1994, the following Common Shares became vested and were delivered to the following Named Executives.

                                                                 Shares Value($)
                                                                 ------ --------
Patrick G. Ryan.................................................     0        0
Michael A. Conway............................................... 2,250   72,844
Daniel T. Cox................................................... 8,250  268,875
Harvey N. Medvin................................................ 7,500  249,000
Raymond I. Skilling............................................. 3,750  123,750

 Aon Stock Option Plan

  Options under the Aon Stock Option Plan are granted on the basis of criteria similar to, and for similar purposes as, those for the granting of awards under the Aon Stock Award Plan. During 1994, the Compensation Committee and the Company elected to shift a greater portion of total compensation to long term incentive compensation mechanisms such as grants under the Stock Option Plan as a means to align the executives interest with that of the shareholders. As a result, during 1994 the Named Executives were in the aggregate granted options to purchase 165,000 Common Shares with an exercise price equal to the Common Shares market value on the day of grant. For detailed information regarding the options granted during 1994, see above at page 12, "Executive Compensation-- Option Grants in 1994 Fiscal Year."

  SUBMITTED BY THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

     Donald S. Perkins          Daniel T. Carroll       Andrew J. McKenna
      (Chairman)                George A. Schaefer      Arnold J. Weber
     Peer Pedersen

                               PERFORMANCE GRAPH

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)

                     AON CORPORATION AND PEER GROUP INDICES
                         FISCAL YEARS ENDED DECEMBER 31







                                      LOGO
(1) The Peer Group consists of: Alexander & Alexander Services Inc., American International Group, Inc., American General Corporation, The Chubb Corporation, General Re Corporation, Marsh & McLennan, Travelers, Inc., Torchmark, Transamerica Corporation and UNUM Corporation. Assumes that the value of the investment in Aon Common Stock and the Peer Group index was $100 on December 31, 1989, that the $100 invested in the Peer Group Index was allocated pro rata among the Peer Group companies according to their respective market capitalizations, that the value of the Peer Group Index was determined by weighting the contribution of the constituent companies according to their respective market capitalizations as of the beginning of each annual period, and that all dividends were reinvested.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. McKenna, a director of the Company and a member of the Organization and Compensation Committee of the Company, and Mr. Medvin, the Company's executive vice president, chief financial officer and treasurer, serve on the board of directors of a private company, Schwarz Paper Company. Mr. McKenna is also the chairman, president, chief executive officer and principal stockholder of Schwarz Paper Company.

                         TRANSACTIONS WITH MANAGEMENT

  The Company and one or more of its subsidiaries retained Sidley & Austin, a law firm to which Newton N. Minow is Counsel, and Pedersen & Houpt, a law firm of which Peer Pedersen is Chairman of the Board, to perform certain legal services during the year 1994 and anticipates that such firms may be retained to perform legal services in 1995. Mr. Ryan has substantial ownership interests in certain automobile dealerships which, during 1994, received commissions of $89,005 from the sale of credit life and credit accident and health insurance written by Company subsidiaries and paid premiums of $120,298 for automobile mechanical repair insurance to Virginia Surety Company, Inc., a subsidiary of the Company. The commissions received and premiums paid by these dealerships were on terms no more favorable than those generally offered to unrelated dealerships. During 1994 corporations and other entities with which Directors are or were associated had insurance or other transactions with the Company and certain of its subsidiaries and affiliates in the ordinary course of business. All of these transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties. None of such insurance or other transactions involved during 1994, or is expected to involve in 1995, payments from or to the Company and its subsidiaries and affiliates for property and services in excess of 5% of the Company's or the other entity's consolidated gross revenues during 1994.

                APPROVAL OF AON CORPORATION 1995 SENIOR OFFICER
              INCENTIVE COMPENSATION PLAN (THE "INCENTIVE PLAN")

  Background. In January 1995, the Board of Directors adopted the Incentive Plan, subject to shareholder approval. If approved, the Incentive Plan will be employed to partially determine the compensation of senior management, as selected by the Organization and Compensation Committee, beginning with calendar year 1995.

  Prior to 1994, all cash payments made pursuant to the Annual Bonus Arrangement as well as all other cash compensation paid to the named executive officers/1/ were deductible by the Company for federal income tax purposes. However, the Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) prohibits publicly held corporations, such as the Company, from deducting as compensation "applicable remuneration" paid to "covered employees" to the extent it exceeds $1 million for a taxable year.

  The Incentive Plan is designed to permit amounts paid thereunder to be excluded from compensation for purposes of determining whether a given named executive officer's annual compensation exceeds the $1,000,000 Section 162(m) threshold, thereby enhancing the ability of the Company to deduct the full annual amount paid to a named executive officer even though such officer's total compensation may exceed $1,000,000.
- --------
 /1/Throughout this Proxy Statement "Named Executive" refers specifically to the Chief Executive Officer and the other four most highly compensated executive officers for 1994 and "named executive officers" refers generally to the chief executive officer and the other four most highly compensated executive officers from year to year. "Covered Employee" as defined in Section 162(m) includes a corporation's named executive officers.

  Section 162(m) permits corporations to exclude from "applicable remuneration" amounts paid based on performance as long as the following certain conditions are met: (i) such performance related compensation must be payable on account of the attainment of one or more pre-established performance goals set by a compensation committee of a corporation's board of directors comprised solely of two or more outside directors; (ii) the material terms of the compensation and the performance goals must be disclosed to and approved by a corporation's shareholders; and (iii) the compensation committee must certify that the performance goals have been satisfied.

  Terms of the Incentive Plan. Participation in the Incentive Plan is limited to salaried employees of the Company selected by Organization and Compensation Committee ("Incentive Plan Participants").

  Each Incentive Plan Participant will be eligible to receive an annual Incentive Plan award (an "Award") equal to 180% of Base Salary, but in no event more than $3,000,000. (See "Report of the Organization and Compensation Committee" for the definition of and a discussion of Base Salary). Within 90 days of the beginning of each calendar year, the Organization and Compensation Committee (which is currently comprised of six outside directors) will determine specific standards ("Specific Corporate Performance Thresholds") that must be attained with respect to the year in question before any Award will be paid to any Incentive Plan Participant. The Specific Corporate Performance Thresholds may include the Company's earnings per share, return on equity, total shareholder return, or operating income. For any given year, the Organization and Compensation Committee may select a single Specific Corporate Performance Threshold or some combination of such measures.

  Following the year with respect to which the bonus is to be awarded, the Organization and Compensation Committee will meet to determine whether the applicable Specific Corporate Performance Thresholds have been attained. If so, the Organization and Compensation Committee will so certify to the Board and will calculate the Award for which each Participant is eligible. The Organization and Compensation Committee will then review such amount and the performance of the Incentive Plan Participant and determine in its sole discretion whether the maximum Award for which such Participant is eligible should be paid in full or whether a lesser amount should be paid, and, if so, how much.

  Payments under the Incentive Plan will be made in a lump sum subject to the Company's customary payroll and tax withholding practices.

  The Board of Directors recommends a vote FOR approval of the 1995 Senior Officer Incentive Compensation Plan. If the shareholders fail to approve the plan, the Board of Directors current intention would be to defer payment of any compensation not deductible because of Section 162(m).

             APPROVAL OF THE AON CORPORATION 1994 OUTSIDE DIRECTORS
                     AMENDED AND RESTATED STOCK AWARD PLAN

  Under this Plan, non-employee Directors, are entitled to receive 450 Common Shares per annum as described above (See "Compensation of the Board of Directors"). In 1994, the Company amended this Plan (the "Retirement Amendments") to include certain benefits for directors when they retire from the Board.

  The Retirement Amendments provide that each director will have credited to his retirement account (the "Retirement Account"):

  (i) $10,000 for each annual period of Board service prior to 1994, but not more than $100,000 in the aggregate; and

  (ii) $20,000 per annum for each annual period of service commencing with April 15, 1994.

  The pre-1994 amount, however, will accrue pro rata over the number of years between 1994 and the year the Director attains the age of seventy-two. The benefit for the years of service commencing in 1994 will accrue in full on each service anniversary date. The Retirement Account vests at a rate of 10% for each annual period of service.

  On the day a Director ceases serving on the Board, the vested amount in his Retirement Account will be divided by the average of the high and low market price of the Common Shares on such day (or, if such day is not a business day, on the most recent trading day) and one-tenth of the resulting number of shares will be distributed to the Director annually during the following ten year period. Set forth below are retirement benefits to which each nominee outside director (other than Mr. Jannotta, who, if elected, will commence his service on the Board on April 20, 1995) and to which Mr. Swearingen (who will resign from the Board effective as of April 20, 1995) would be entitled if he were to resign on April 20, 1995 and upon reaching mandatory retirement age (72).

                                                                        Annual
                                                            Annual    Projected
                                                            Vested     Benefit
                                                            Accrued     as of
                                                            Benefit   Mandatory
                                                             as of    Retirement
      DIRECTOR                                            04/20/95(1)   Age(1)
      --------                                            ----------- ----------
      Daniel T. Carroll..................................     130         527
      Franklin A. Cole...................................     116         579
      Perry J. Lewis.....................................      76       1,215
      Joan D. Manley.....................................      84         926
      Andrew J. McKenna..................................      94         752
      Newton N. Minow....................................      43         347
      Peer Pedersen......................................     154         463
      Donald S. Perkins..................................     116         579
      John W. Rogers, Jr.................................      12       2,112
      George A. Schaefer.................................      28         492
      John E. Swearingen.................................     347         347
      Fred L. Turner.....................................      26         723
      Arnold R. Weber....................................      27         550

- --------
(1) Share balance calculated based upon the February 28, 1995 average of the high and low market price of Aon common stock.

  The Board of Directors recommends a vote FOR approval of the Aon Outside Directors Compensation Plan as Amended.

                 APPROVAL OF THE AON DEFERRED COMPENSATION PLAN

  In 1994, the Company adopted the Aon Deferred Compensation Plan (the "1994 Deferred Compensation Plan") for United States based employees with annual earnings of at least $125,000 ("Eligible Employees").

  Under the 1994 Deferred Compensation Plan, an Eligible Employee may in any given year (the "Deferral Year") defer payment of any whole percentage of such employee's current compensation and any whole percentage of any performance bonus to be paid the following year with respect to performance during the Deferral Year (collectively, the "Deferred Amount"). Payment of the Deferred Amount may be deferred for any period longer than 12 months.

  At the time that an Eligible Employee elects to defer compensation, the Employee must also specify a distribution method consisting of the date on which payments are to begin (the "Initial Payment Date") and a payment period that may range from a lump sum distribution on the Initial Payment Date up to 10 consecutive annual distributions. The election of the amount to defer, the deferral period and distribution method must be made prior to December 15th of the year prior to the Deferral Year and may not be changed except upon a finding by the Organization and Compensation Committee that such a change is warranted because the Eligible Employee has encountered an unexpected hardship sufficiently severe to justify an exception.

  Eligible Employees may "invest" the Deferred Amount in either an Aon Common Stock Account or an Aon General Account. The Aon Common Stock Account is a bookkeeping account the value of which is determined by assuming that all Deferred Amounts are invested in Aon Common Shares on a dividend reinvestment basis. The Aon General Account is a bookkeeping account the value of which is determined by assuming all Deferred Amounts earn annual interest at the average yield for one-year treasury bills.

  Eligible Employees may reallocate amounts between the Aon Common Stock Account and the Aon General Account annually. The balances in an Eligible Employee's Common Stock Account and General Account are bookkeeping entries only. No Company funds are segregated with respect to these accounts and payment of the amounts owed to Eligible Employees in respect of compensation deferred under the Deferred Compensation Plan is a general unsecured obligation of the Company. The only Named Executive who deferred compensation under the Deferred Compensation Plan in 1994 and his Deferred Amount is set forth below:

  Patrick G. Ryan       $375,308.

  The Board of Directors recommends a vote FOR approval of the Deferred Compensation Plan.

                              INDEPENDENT AUDITORS

  The Board of Directors of the Company, following the recommendation of the Audit Committee, has appointed Ernst & Young LLP as the Company's independent auditors for the year 1995. Ernst & Young LLP was first retained as the Company's independent auditors in February 1986. No relationship exists between the firms other than the usual relationship between independent auditors and their clients.

  Although this appointment is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent auditors for the year 1995. In the event a majority of the votes cast at the meeting are not voted in favor of the following resolution, the adverse vote will be considered as a direction to the Board of Directors of the Company to select another auditor for the year 1996. Because of the difficulty and expense of making any substitution of auditors for 1995 following the 1995 Annual Meeting, it is contemplated that the appointment for the year 1995 will be permitted to stand unless the Board finds other good reason for making a change.

  The Board of Directors has proposed that the stockholders adopt the following resolution:

  RESOLVED, that the appointment of Ernst & Young LLP by the Board of Directors as the Company's independent auditors for the year 1995 is hereby ratified.

  The proxies will be voted in favor of the ratification of the appointment unless otherwise specifically indicated thereon.

  The Company anticipates that a representative of Ernst & Young LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to any questions which may be submitted at the meeting.

                         1996 PROPOSALS OF STOCKHOLDERS

  In order to be considered for inclusion in the proxy statement for the regular annual meeting of the stockholders of the Company in the year 1996, stockholder proposals must have been received by the Company not later than November 15, 1995. Such proposals should be sent to the Corporate Secretary of the Company at the address listed on page 1 hereof.

                          AVAILABILITY OF 10-K REPORT

  The Company will file its Annual Report on Form 10-K for the year ended December 31, 1994, with the Securities and Exchange Commission on or before March 31, 1995. A copy of the report, including any financial statements and schedules, and a list describing any exhibits not contained therein, may be obtained without charge by any stockholder. The exhibits are available upon payment of charges which approximate the Company's cost of reproduction of the exhibits. Requests for copies of the report should be sent to the Office of the Corporate Secretary at the address listed on page 1 hereof.

                                 OTHER MATTERS

  Management is not aware of any business to be acted upon at this meeting other than that which is described in this Proxy Statement, but in the event any other business should properly come before the meeting calling for a vote of the stockholders, the proxy holders (as indicated on the accompanying proxy card or cards) will vote the proxies according to their best judgment in the interests of the Company.

  Please exercise your right to vote by completing and signing the enclosed proxy card and returning it promptly in the enclosed envelope. In the event that you attend the meeting, you may revoke your proxy and vote your Shares in person.

                                          Aon Corporation

                                          LOGO

                                          Arthur F. Quern
                                          Corporate Secretary

Dated: March 8, 1995

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                AON CORPORATION
                                   Notice of
                         Annual Meeting of Stockholders
                              and Proxy Statement

                              FIRST CHICAGO CENTER
                            ONE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS
                          APRIL 20, 1995 AT 10:00 A.M.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                               PRINTED IN U.S.A.

Aon Corporation

123 North Wacker Drive

Chicago, Illinois 60606



                PLEASE SIGN AND RETURN YOUR PROXY CARD PROMPTLY


                                    [ART LOGO]


    PLEASE RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED



- --------------------------------------------------------------------------------




[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                          4909
                                                                         ----
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.
- --------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.
- --------------------------------------------------------------------------

1. Election of directors.
   FOR*  [_]     WITHHELD  [_]

*To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of such nominee on line provided below

- --------------------------------------------------------------------------------

2. To approve the Company's adoption of the 1995 Senior Officer Incentive Compensation Plan.
   FOR  [_]    AGAINST  [_]    ABSTAIN  [_]

3. To approve the amendment of the Company's 1994 Amended and Restated Outside Directors Stock Award Plan to include retirement benefits in the form of Company common stock.
   FOR  [_]    AGAINST  [_]    ABSTAIN  [_]

4. To approve the Company's adoption of a Deferred Compensation Plan.
   FOR  [_]    AGAINST  [_]    ABSTAIN  [_]

5. Appointment of Ernst & Young as Company's independent auditors.
   FOR  [_]    AGAINST  [_]    ABSTAIN  [_]

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


- --------------------------------------------------------------------------------
SIGNATURE                                                      DATE


- --------------------------------------------------------------------------------
SIGNATURE (IF JOINTLY HELD)                                    DATE

Aon Corporation                                    PROXY/VOTING INSTRUCTION CARD
Chicago, Illinois
- --------------------------------------------------------------------------------

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                           MEETING ON APRIL 20, 1995.

The undersigned hereby appoints P. G. RYAN or R. I. SKILLING, the attorneys and agents of the undersigned, each with powers of substitution, as proxies for the undersigned to vote all the Common Shares and/or Preferred Shares the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Aon Corporation called to be held at 10:00 A.M., Thursday, April 20, 1995, or any adjournment thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2, 3, 4 AND 5 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions for all shares votable by the undersigned as a participant in the Aon Employee Stock Ownership Plan and held of record by the trustees of the Plan. The trustees intend to cause all undirected and unallocated common shares held under the Plan to be voted in the same proportion as are voted the shares of all participants who have timely delivered voting instructions to the trustees. All voting instructions with respect to shares held of record by the Plan shall be confidential.

Election of Directors

  Nominees:
             Patrick G. Ryan, Daniel T. Carroll, Franklin A. Cole, Edgar D. Jamotta, Perry J. Lewis, Joan D. Manley, Andrew J. McKenna, Newton
             N. Minow, Donald S. Perkins, Peer Pedersen, John W. Rogers, Jr., George A. Schaefer, Raymond I. Skilling, Fred L. Turner, Arnold R. Weber.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

CODE 1995 COMMON
                                                                 SEE REVERSE
                                                                     SIDE